UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PET Acquisition LLC

to be converted into a corporation named

Petco Health and Wellness Company, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	81-1005932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10850 Via Frontera San Diego, California	92127
(Address of Principal Executive Officer)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box . ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-251107.

Securities to be registered pursuant to Section 12(g) of the Act:

None

PET Acquisition LLC, the registrant whose name appears on the cover of this registration statement, is a Delaware limited liability company. Prior to the listing on The Nasdaq Stock Market LLC, PET Acquisition LLC will be converted into a Delaware corporation pursuant to a statutory conversion and change its name to Petco Health and Wellness Company, Inc. The Class A common stock to be listed on The Nasdaq Stock Market LLC and referred to herein are securities of Petco Health and Wellness Company, Inc.

Item 1.	Description of Registrant’s Securities to be Registered.

Petco Health and Wellness Company, Inc. (the “Registrant”) hereby incorporates by reference the description of its Class A common stock, par value $0.001 per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registration Statement on Form S-1 (File No. 333-251107), as originally filed with the Securities and Exchange Commission (the “Commission”) on December 3, 2020, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 11, 2021

PET Acquisition LLC

By:	/s/ Ronald Coughlin, Jr.
Name: Ronald Coughlin, Jr.
Title: Chief Executive Officer